                          UNITED STATES SECURITIES AND
                               EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K



                           CURRENT REPORT PURSUANT TO
                           SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                                 APRIL 22, 2003
                                 Date of Report
                        (Date of earliest event reported)



                            P. H. GLATFELTER COMPANY
             (Exact name of registrant as specified in its charter)





                                  PENNSYLVANIA
         (State or other jurisdiction of incorporation or organization)



                    1-3560                             23-0628360
           (Commission file number)           (IRS Employer Identification
                                                          No.)


           96 SOUTH GEORGE STREET,
                  SUITE 500
           YORK, PENNSYLVANIA 17401                  (717) 225-4711
       (Address of principal executive           (Registrant's telephone
                   offices)                   number, including area code)


                                       N/A
         (Former name or former address, if changed since last report)

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

        (c) Exhibits

The exhibit listed on the Exhibit Index on page 3 of this Form 8-K is filed herewith.


ITEM 9. REGULATION FD DISCLOSURE

On April 22, 2003, P.H. Glatfelter Company ("Company") reported results of operations for the three months ended March 31, 2003. A copy of the earnings press release issued by the Company is attached as Exhibit 99.1 and incorporated herein by reference.

In accordance with the Securities and Exchange Commission's ("SEC") Release No. 33-8176, the information being furnished under Item 9 of this Current Report on Form 8-K ("Form 8-K") is being furnished pursuant to Item 12, "Disclosure of Results of Operations and Financial Condition," of Form 8-K. In accordance with the SEC's Release No. 33-8216, compliance with the Item 12 requirements is met by including such disclosures under Item 9.


                                     -more-

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                                    P. H. Glatfelter Company
                                                       (Registrant)


                  Date: April 22, 2003              By: /s/ C. Matthew Smith
                                                        ------------------------
                                                           C. Matthew Smith
                                                         Corporate Controller

                                  EXHIBIT INDEX

Exhibit
Number     Description
--------------------------------------------------------------------------------
99.1 Earnings press release issued by the Company on April 22, 2003, with respect to the results of operations for the three months ended March 31, 2003, filed herewith.

                                                                    EXHIBIT 99.1

For Immediate Release                                  Contact: Helen Marsteller
                                                                717-845-1098


    GLATFELTER EARNS $26.8 MILLION, OR $.61 PER SHARE, IN FIRST QUARTER 2003

                    -Profits boosted by Sale of Timberlands-

YORK, PA, APRIL 22, 2003: Glatfelter (NYSE: GLT) today reported net income and diluted earnings per share for the first quarter of 2003 of $26.8 million and $.61, respectively, compared to $11.1 million and $.26, respectively, for the comparable quarter in 2002. The 2003 first quarter results include a pre-tax gain of $31.2 million, or $20.0 million after-tax, from the previously announced sale of approximately 25,500 acres of timberlands, as well as a $0.7 million after-tax loss on the sale of certain paper making equipment. Excluding these asset sales, earnings for the first quarter of 2003 were $7.5 million, or $.17 per diluted share. On this basis, the decline in earnings was primarily due to higher costs of products sold and lower non-cash pension income.

"Our first quarter operating results reflect the impact of a challenging economic environment," said George H. Glatfelter II, Chairman and Chief Executive Officer. "However, our highly specialized Long Fiber & Overlay and Engineered Products business units experienced attractive sales growth relative to more commodity-based businesses. In this difficult business climate, we are differentiating ourselves with a mix of specialized businesses. Our first quarter results were adversely affected by higher costs, particularly for pulp, wastepaper and energy," Mr. Glatfelter added. "We continued our focus on controlling costs and, as the timberland sale indicates, we remain committed to maximizing the value of our assets. This transaction allowed us to extract value from the timberlands while maintaining a substantial source of wood fiber through a long-term supply agreement."

Net sales totaled $143.6 million for the first quarter of 2003 compared to $132.0 million for the year-earlier quarter, an increase of $11.6 million, or 8.8%. Sales growth was primarily attributable to increased volumes in the Company's Long Fiber & Overlay and Engineered Products business units, together with favorable effects of a weaker U.S. dollar on translated results of international operations.

Gross profit for the first quarter of 2003 totaled $30.6 million compared to $34.5 million in the comparable quarter of 2002. The decrease in gross profit reflects the favorable effect of a weaker U.S. dollar, which was more than offset by lower non-cash pension income, the impact of higher pulp, wastepaper, and energy prices and higher costs related to heavy snows during 2003. Gross profit includes net non-cash pension income resulting from the overfunded status of the Company's defined benefit pension plans. Cost of products sold was reduced for such income by $4.5 million in the first quarter of 2003 and by $6.4 million in the first quarter of 2002.

Glatfelter Earns $26.8 million, or $.61 per share, in First Quarter 2003

In the first quarter of 2003, selling, general and administrative ("SG&A") expenses totaled $15.2 million compared with $14.5 million in the year-earlier quarter. The increase was primarily due to the unfavorable effect of a weaker U.S. dollar on translated results of international operations, a $0.5 million increase in depreciation expense related to an investment in a worldwide ERP information system, and a reduced amount of non-cash pension income. Net non-cash pension income reduced reported SG&A expenses $0.6 million in the first quarter of 2003 and $1.4 million in 2002.

Headquartered in York, Pennsylvania, Glatfelter is a global manufacturer of specialty papers and engineered products. U.S. operations include facilities in Spring Grove, PA and Neenah, WI. International operations include facilities in Germany, France and the Philippines. Glatfelter's common stock is traded on the New York Stock Exchange under the ticker symbol GLT.

Any statements set forth in this press release with regard to the Company's expectations as to industry conditions, demand for or pricing of its products, its profit improvements and cost reductions, its projected financial results or cash flow, and other aspects of its business may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Although the Company makes such statements based on assumptions that it believes to be reasonable, there can be no assurance that actual results will not differ materially from the Company's expectations. Factors that could cause or contribute to actual results differing materially from such forward-looking statements are discussed in the Company's Securities and Exchange Commission filings.

As previously announced, Glatfelter will hold a conference call today at 11:00 am EST to discuss its first quarter results. The conference call may be accessed via the Company's web site at http://www.glatfelter.com or at the CCBN web site at http://www.ccbn.com.


                                     -more-

                                   GLATFELTER

                               YORK, PENNSYLVANIA

                  SUMMARIZED CONSOLIDATED FINANCIAL INFORMATION

                                                        THREE MONTHS ENDED
                                                             MARCH 31
In thousands, except per share data                      2003       2002
------------------------------------------------------------------------------
Net sales                                             $143,614        $131,998
Energy sales - net                                       2,277           2,166
                                                     ---------       ---------
   Total revenues                                      145,891         134,164
Cost of products sold                                  115,262          99,657
                                                     ---------       ---------
   Gross profit                                         30,629          34,507
Operating expenses
   Selling, general and administrative expenses         15,211          14,492
   Loss (gain) on sale of plant, equipment and
   timberlands                                         (30,547)           (568)
                                                     ---------       ---------
      Total operating expenses                         (15,336)         13,924
                                                     ---------       ---------
       Operating income                                 45,965          20,583
Other nonoperating income (expense)
   Interest expense on debt                             (3,769)         (3,744)
   Interest income on investments and other -              187             242
      net
   Other - net                                            (530)             22
                                                     ---------       ---------
      Total other income (expense)                      (4,112)         (3,480)
                                                     ---------       ---------
       Income before income taxes                       41,853          17,103
Income tax provision                                    15,076           5,979
                                                     ---------       ---------
      Net income                                     $  26,777       $  11,124
                                                     =========       =========
EARNINGS PER SHARE
  Basic and diluted                                  $     .61       $     .26

  Weighted average shares outstanding
   Basic                                                43,681          42,952
   Diluted                                              43,702          43,612
                                                     ---------       ---------

The accompanying press release of results of operations for the three months ended March 31, 2003 includes a discussion of earnings before the effect of net gains from certain asset sales. Management believes that adjusted earnings are useful to investors as it represents how management views results of operations and it is the basis on which performance is measured internally and by the Company's Board of Directors.

                                                       THREE MONTHS ENDED MARCH 31
                                                            2003                  2002
In thousands, except share data                      Income      EPS        Income      EPS
--------------------------------------------------------------------------------------------
Net income                                         $ 26,777      $.61      $ 11,124     $.26
Gain on sale of timberlands                         (19,965)     (.46)           --       --
Loss on sale of certain paper making equipment          654       .02            --       --
                                                   -----------------------------------------
   Adjusted income                                 $  7,466      $.17      $ 11,124     $.26
                                                   =========================================


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